EXHIBIT 99.1

Contact:	Harriss T. Currie
Vice President, Finance and Chief Financial Officer
512-219-8020
hcurrie@luminexcorp.com
LUMINEX CORPORATION ANNOUNCES FINALIZATION OF THE PURCHASE
PRICE ALLOCATION RELATED TO TM BIOSCIENCE ACQUISITION
AUSTIN, Texas (November 9, 2007) — Luminex Corporation (NASDAQ:LMNX) today announced that it had completed its allocation of the purchase price related to the acquisition of Tm Bioscience completed on March 1, 2007.
As previously disclosed, Luminex had completed a preliminary valuation of acquired intangible assets and recorded $30.8 million of goodwill related to the Tm Bioscience acquisition. As of this week, Luminex finalized its valuation analysis, and consequently, the goodwill balance has been increased to $39.6 million and a total of $26.2 million has been allocated to identified acquired intangible assets of which $7.4 million represents in-process research and development. The final valuation analysis identified a decrease in the fair value of the long-term debt of $1.1 million. Accordingly, financial information for the third quarter and nine months ended September 30, 2007, previously released on October 24, 2007, has been revised to reflect the purchase price adjustments and are included in this press release and supercede the financial information previously released and filed with a current report on Form 8-K.
These modifications consist of an $8.8 million allocation from intangible assets to goodwill (with $461,000 of amortization associated with those assets taken in the period ended September 30, 2007) and a $1.1 million allocation from in-process research and development to goodwill, with a $0.6 million balance recaptured in the period ended September 30, 2007. The identified intangible assets which constitute this modification have estimated useful lives of between one and 15 years and will contribute approximately $566,000 per quarter of amortization expense for the next three quarters then decreasing to approximately $500,000 per quarter thereafter. Cumulative amortization of acquired intangible assets was adjusted downward by $364,000 from the previously reported results.
The Company will file a Form 10-Q for the third quarter ended September 30, 2007, on November 9, 2007, which will contain the financial statements as revised to reflect the non-cash allocation and amortization for the identified intangible assets acquired from Tm Bioscience.
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LMNX Announces Recording of Intangible Assets

November 9, 2007
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Announces Recording of Intangible Assets

November 9, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,725	$27,414
Short-term investments	3,281	10,956
Accounts receivable, net	12,355	8,237
Inventory, net	7,602	4,571
Other	1,693	1,917

Total current assets	34,656	53,095
Property and equipment, net	12,335	4,985
Intangible assets, net	17,480	—
Long-term investments	5,311	7,346
Goodwill	39,599	—
Other	1,433	1,270

Total assets	$110,814	$66,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,286	$3,255
Accrued liabilities	8,635	2,905
Deferred revenue and other	2,590	2,756

Total current liabilities	14,511	8,916
Long-term debt	2,940	—
Deferred revenue and other	3,754	3,621

Total liabilities	21,205	12,537

Stockholders’ equity:
Common stock	35	32
Additional paid-in capital	188,235	139,116
Accumulated other comprehensive gain	165	65
Accumulated deficit	(98,826)	(85,054)

Total stockholders’ equity	89,609	54,159

Total liabilities and stockholders’ equity	$110,814	$66,696

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LMNX Announces Recording of Intangible Assets

November 9, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue	$19,353	$12,514	$53,508	$38,779
Cost of revenue	7,336	4,732	20,724	15,077

Gross profit	12,017	7,782	32,784	23,702
Operating expenses:
Research and development	4,464	2,348	11,035	6,335
Selling, general and administrative	10,011	5,869	28,823	17,956
In-process research and development expense	(600)	—	7,400	—

Total operating expenses	13,875	8,217	47,258	24,291

Loss from operations	(1,858)	(435)	(14,474)	(589)
Interest expense from long-term debt	(253)	—	(685)	—
Other income, net	309	544	1,350	1,511
Income taxes	(50)	2	37	(14)

Net income (loss)	$(1,852)	$111	$(13,772)	$908

Net income (loss) per share, basic	$(0.05)	$0.00	$(0.40)	$0.03

Shares used in computing net income (loss) per share, basic	35,097	31,507	34,043	31,358
Net income (loss) per share, diluted	$(0.05)	$0.00	$(0.40)	$0.03

Shares used in computing net income (loss) per share, diluted	35,097	33,155	34,043	32,682
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LMNX Announces Recording of Intangible Assets

November 9, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Operating activities:
Net income (loss)	$(1,852)	$111	$(13,772)	$908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,067	339	3,445	1,086
In-process research and development expense	(600)	—	7,400	—
Stock-based compensation and other	1,744	1,433	4,843	3,857
(Gain) loss on disposal of assets	—	—	88	25
Other	1	(2)	3	(12)
Changes in operating assets and liabilities:
Accounts receivable, net	(741)	(240)	(2,398)	(1,716)
Inventory, net	(503)	(318)	(1,223)	(180)
Prepaids and other	361	(113)	242	(84)
Accounts payable	(342)	(27)	(4,159)	(1,532)
Accrued liabilities	536	457	(1,817)	(378)
Deferred revenue	(545)	(150)	(402)	(374)

Net cash provided by (used in) operating activities	(874)	1,490	(7,750)	1,600

Investing activities:
Net purchases of held-to-maturity investments	33	(1,364)	9,743	(2,409)
Purchase of property and equipment	(2,002)	(442)	(5,331)	(1,970)
Acquisition of business, net of cash acquired	50	—	(2,686)	—
Acquired technology rights	—	(25)	(265)	(25)
Acquired intangible assets	(5)	—	(5)	—
Proceeds from sale of assets	—	17	30	24

Net cash provided by (used in) investing activities	(1,924)	(1,814)	1,486	(4,380)

Financing activities:
Payments on debt	(4)	—	(12,349)	—
Proceeds from issuance of common stock	459	1,000	632	2,434
Other	4	—	13	—

Net cash provided by (used in) financing activities	459	1,000	(11,704)	2,434

Effect of foreign currency exchange rate on cash	228	4	279	26
Change in cash and cash equivalents	(2,111)	680	(17,689)	(320)
Cash and cash equivalents, beginning of period	11,836	24,206	27,414	25,206

Cash and cash equivalents, end of period	$9,725	$24,886	$9,725	$24,886

Supplemental disclosure of cashflow information:
Interest and penalties paid	$1	$—	$1,336	$—
Supplemental disclosure of non-cash effect of acquisitions:
Purchase price	$(1,182)	$—	$(48,928)	$—
Common stock issued	—	—	41,755	—
Conversion of Tm options and warrants	—	—	2,315	—
Forgiveness of receivable from acquired company	1,232		1,232
Cash acquired	—	—	940	—

Acquisition, net of cash acquired	$50	$—	$(2,686)	$—

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